UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 9, 2007

                            DETTO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                     333-100241                 01-656333
  ------------------------        ------------------         ------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)



   14320 NE 21st Street, Bellevue, Washington                       98007
------------------------------------------------------------   -----------------
    (Address of principal executive
offices) (Zip Code)

Registrant's telephone number, including area code:        (425) 201-5000

                                 Not applicable
                             -----------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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         This Form 8-K and other reports filed by Detto Technologies, Inc.
("Detto" or the "Company") from time-to-time with the Securities and Exchange Commission (collectively, the "Filings") contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         This Form 8-K/A amends the Form 8-K filed by the Company on June 4,
2007.

Item 4.01 Changes in Registrant's Certifying Accountant.

         On February 9, 2007, Williams & Webster, P.S. (the "Former Accountant") was dismissed as the Company's independent auditor and independent registered public accountant. The Former Accountant audited the Company's consolidated balance sheets as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. The report of the Former Accountant on the financial statements for those periods contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles except that it included an explanatory paragraph stating that the financial statements had been prepared assuming that the Company would continue as a going concern and that there was substantial doubt about its ability to continue as a going concern. The decision to dismiss the Former Accountant was approved by the Company's Audit Committee.

         During the fiscal years ended December 31, 2005 and 2004, and through the date of this report, the Former Accountant did not advise the Company that
(i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of the Former Accountant which made the Former Accountant unwilling to rely on management's representations or
(iii) the scope of an audit should be expanded significantly. However, without any prior consultation with the Company, on April 20, 2007, the Former Accountant delivered an undated letter to the Company stating that, based on information from a former member of the Company's Board of Directors, "the financial statements as filed with the Securities and Exchange Commission are misstated, and therefore we are withdrawing our audit reports for 2004 and 2005." Upon receipt of the letter, the Company's Chief Financial Officer and others contacted the Former Accountants in an attempt to determine the specific reasons why it believed that the financial statements were "misstated." As a result of those contacts, the Company determined that the source of the "misstatement" was a 2004 transaction with Alista Technologies, Inc. in which the Company recognized revenue of $1 million as a result of a payment of notes payable with an offset to a cancelled receivable under a licensing agreement (the "Alista Transaction"). Although the Former Account had previously reviewed the accounting for the Alista Transaction without objection as part of its audit reports for 2004 and 2005, it was now stating that because Alista Technologies, Inc. fell under the variable interest entity portion of FASB Interpretation 46, it should have been "consolidated" with the Company, thus eliminating the revenue (the "Revised Alista Accounting Treatment"). In response to the Former Accountant's new position, the Company advised the Former Accountant that it disagreed with the Revised Alista Accounting Treatment and provided the Former Accountant with information indicating that FASB Interpretation 46 was not applicable. After providing that information, the Company attempted to engage the Former Accountant in a discussion as to the basis for the Revised Alista Accounting Treatment; however, the Former Accountant failed to respond in a meaningful manner and then advised the Company that it will no longer respond to its communications. As a result, there has been no opportunity for the Company's Board of Directors or any committee thereof to resolve the Company's disagreement as to the Revised Alista Accounting Treatment with the Former Accountant.


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

         The Company has provided the Former Accountant with a copy of the foregoing disclosures and requested in writing that the Former Accountant furnish it as promptly as possible with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with such disclosures (and, if not, the respects in which it does not agree). A copy of the Former Accountant's response letter is attached as Exhibit 16 to this Form 8-K/A.

         Effective May 22, 2007, the Company engaged Peterson Sullivan, PLLC (the "Successor Accountant") as its independent auditor and independent certified public accountant for the fiscal year ended December 31, 2006. The decision to engage the Successor Accountant was approved by the Company's Audit Committee. The Company replaced the Former Accountant for reasons unrelated to the Revised Alista Accounting Treatment. The Company has consulted the Successor Accountant regarding whether the Revised Alista Accounting Treatment was appropriate and has been orally advised by the Successor Accountant that the original accounting treatment of the Alista Transaction was correct; as a result, the financial statements for the fiscal years ended December 31, 2005 and 2004 are not "misstated" in that regard. The Company has authorized the Former Accountant to respond fully to the inquiries of the Successor Accountant concerning the Revised Alista Accounting Treatment.

         The Company provided the Successor Accountant with the foregoing disclosures prior to filing of this Form 8-K and requested that it review those disclosures. The Company has provided the Successor Accountant with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarifying the Company's expression of the Successor Accountant's views, or stating any respects in which it does not agree with such disclosures in this Form 8-K. A copy of any such letter will be filed as an exhibit to an amendment to this Form 8-K.


Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         In connection with the circumstances described in Item 4.01 above, the Company's Former Accountant has advised it that disclosure should be made to prevent future reliance on previously issued audit reports related to the financial statements for the fiscal years ended December 31, 2005 and 2004. See
Item 4.01 for additional information. The Company has provided the Former Accountant with a copy of the foregoing disclosures and requested in writing that the Former Accountant furnish it as promptly as possible with a letter addressed to the SEC stating whether or not it agrees with such disclosures (and, if not, the respects in which it does not agree). A copy of the Former Accountant's response letter is attached as Exhibit 16 to this Form 8-K/A.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         Effective on May 3, 2007, Pablo Perez-Fernandez resigned as the Company's Co-Chief Executive Officer and as a director of the Company. Neither resignation was the result of a disagreement with the Company. As a result of those resignations, Larry Mana'o remains as the Company's sole Chief Executive Officer.


Item 9.01 Financial Statements and Exhibits.

         (d) Exhibits. The following Exhibit is attached hereto:

              Number                  Description
              ------                  -----------

                 16     Letter of Williams & Webster, P.S. dated June 14, 2007.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DETTO TECHNOLOGIES, INC.

Date: June 19, 2007                    By: /s/ Larry Mana'o
                                       Larry Mana'o, Chief Executive Officer

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